REGISTERED                                             REGISTERED

Number R____                  LOGO                     $
INTERNATIONAL LEASE FINANCE CORPORATION

SEE REVERSE FOR CERTAIN DEFINITIONS

                      5-3/4% NOTE DUE 1999

                                               CUSIP 459745 BD 6


INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation
(the "Company"), for value received, hereby promises to pay to

                                         , or registered assigns,
the principal sum of                                      DOLLARS
on January 15, 1999, and to pay interest thereon, at the rate of 5-3/4% per annum, from January 11, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15, commencing
July 15, 1994, until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or provided for, on any January 15 or July 15 Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or the July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, interest payable on January 15, 1999 will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note at least 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office of the Trustee in Chicago, Illinois and at the agency maintained by the Trustee for that purpose in the Borough of Manhattan, City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any Interest Payment Date (other than on January 15, 1999) may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
   Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
   This Note is one of the series of Securities designated under the Indenture as "5-3/4% Notes due 1999."
   Unless the certificate of authentication hereon has been executed by Continental Bank, National Association, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories or authorized Authenticating Agents, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.
Dated:

                      INTERNATIONAL LEASE FINANCE CORPORATION

[Seal]                By

                      Chairman of the Board

                      President
Attest:

Executive Vice President-Secretary

CERTIFICATE OF AUTHENTICATION
   This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

CONTINENTAL BANK, NATIONAL ASSOCIATION, as Trustee

By
Authorized Signatory

               INTERNATIONAL LEASE FINANCE CORPORATION

                        5-3/4% NOTE DUE 1999


     This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company, issued and to be issued under an Indenture dated as of November 1, 1991 (herein called the "Indenture") between the Company and Continental Bank, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

     The 5-3/4% Notes due 1999 (the "Notes") may not be redeemed prior to maturity. The Notes will not have a sinking fund.

     If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office of the Trustee in Chicago, Illinois and at the agency maintained by the Trustee for that purpose in the Borough of Manhattan, City of New York, State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                   ______________________________

                            ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- . . . . . . . . . . .Custodian. . . . . . . . . .
                     (Cust)                         (Minor)

Under Uniform Gifts to Minors Act . . . . . . . . . . . . . . . . . .
                                          (State)

  Additional abbreviations may also be used though not in the above list.
                   ______________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
   Identifying Number of Assignee



PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
OF ASSIGNEE

____________________________________________________________________

____________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

____________________________________________________________Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ________________________________


_______________________________________________________________



_______________________________________________________________
Notice: The signature to this assignment must correspond with the name as written on the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.